UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 27, 2007

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In March 2004, we completed the acquisition from Instrumentarium Corporation, now a subsidiary of General Electric Company, of Spacelabs Medical. The acquisition price was approximately $47.9 million in cash (net of cash acquired), including acquisition costs. In June 2004, we notified General Electric of a working capital and retention bonus adjustment resulting in what we believed to be a downward adjustment of the purchase price. In September 2004, General Electric responded that it disagreed with the amount of the adjustment.

On March 27, 2007, we reached an amicable settlement of this dispute. Under the terms of the settlement, we will receive a payment of $15 million.

On March 27, 2007, we issued a press release announcing the settlement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1:	Press Release of OSI Systems, Inc., dated March 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: March 27, 2007
	By:	/s/ Victor Sze
Victor Sze
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of OSI Systems, Inc., dated March 27, 2007.